EXHIBIT 10.2
                            "PURCHASE - SALE CONTRACT
                           AND FRANCHISE DISTRIBUTION

Subscribed between EMBOTELLADORA "LA CASCADA LTDA.", represented by General Managers Mr. Jose Ezzidin Eid Montano with I.D. # 1479436 - SC and Ms. Angelina Torchio de Eid with I.D. # 1984600 -SC, both with power of attorney by affidavit # 305 by and in front of the notary public Mr. Horacio Osinaga, hereinafter referred to as "CASCADA" for the first party, and TESORO CORPORATION represented by its President Mr. Omar Barrientos Gahona with I.D. #00474716 (South Dakota
USA), with power of attorney by document # N/A, by and in front of Diane K. Huntley, hereinafter referred to as "TESORO" for the second party, under the following clauses and conditions.

FIRST:     (CONTRACTING PARTIES) . -

"CASCADA" is a Industrial Partnership of Limited Responsibility of the Republic of Bolivia, dedicated to the manufacture And distribution of Soft-Drinks, Fruit Juices and Viscachani Mineral Water, all with brands, and rights registered on its name and therefore of its exclusive property.

"TESORO", is Business Corporation of the State of South Dakota in the United States of America, dedicated, amongst others, to the distribution of all kinds of soft-drinks with franchise characteristics, with license of the respective manufacturers.

SECOND: (PURPOSE OF THE CONTRACT) . - Both companies, "CASCADA" and "TESORO" see the convenience of the commercialization of the Mineral Waters of Viscachani, in all of the territory of the United States of America, Central America and the Caribbean, reason why "CASCADA" grants to "TESORO" the Exclusive Commercial Franchise, to sell THE MINERAL WATER OF VISCACHANI, carbonated, non-carbonated, with or without flavor, in the territories named above, without this giving rights of production, bottling, labeling or over-labeling.

THIRD: (PRODUCT DESCRIPTION) . The Mineral Waters of Viscachani, are waters exploited in the locality of Viscachani of the Aroma Province of the department of La Paz In the Republic of Bolivia, the water is bottled at the same site of exploitation, being previously filtered, ozonized and ionized.

The bottling is done with carbonic anhydride, (carbonated) or without (natural).

"CASCADA"' has also developed other products such as "Limon Viscachani" (carbonated and the " Limon Diet (non-carbonated) which are processed and bottled at its industrial plants of Villa Fatima and El Alto, in the city of La Paz.

All of these products, are distributed in plastic containers (PVC and/or HPT) and in glass in several sizes from a capacity of 296 c.c. up to 2 liters.

FOURTH: (BOUNDARIES OF THE FRANCHISE") . -By the present contract, "TESORO" is authorized by "CASCADA", to distribute, commercialize and sell without any restriction all and each one of the products of Viscachani Mineral Water, within of the territories of North America, Central America and the Caribbean under any concept shall be bottling or cause to be bottling of products distributed with the above brands.

"TESORO ", may not distribute any other Mineral Water natural or artificially mineralized, as long as this. contract remains in force.

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Likewise, it is the absolute  responsibility of "TESORO", the no adulteration of the products, by itself, or by its agents or distributors. Any violation in this respect, shall cause "TESORO" to recover the product from the market place being its burden the economic, civil and penal responsibilities that such acts may generate. If under these circumstances, the good name of Viscachani was compromised, without immediate solution by the part of "TESORO", "CASCADA" may conclude the relationship hereby established and demand certain damages that may incur.

FIFTH:     SALE-PURCHASE) . -

By the present contract, it is absolutely established that "CASCADA" will sell and "TESORO" will buy determined quantities periodically of the granted products.

Said purchases shall be done by quotation FOB port, that will be valid for a time no shorter that one year and for quantities agreed previously in writing by the parties. Each of these accords, shall be considered integral part of the present contract.

Both parties declare that the present contract does not imply any kind of relationship as partners, nor employer/employee, shared-risk or casual partnership. Interpretation shall only be the merely relation of a buyer and a Seller.

SIXTH:     (EXCLUSIVITY) . -

The present contract, grants to 'TESORO", absolute exclusivity of distribution in the territories hereby agreed upon, being established a minimum annual quantity of purchases of 600,000 packages in total of the different products of Viscachani. The first year term, shall be effective starting with the placement of the second shipping order, with the understanding that the first shipment will be utilized primarily in the launching of product.

Should "CASCADA" receive information from specialized auditors, informing the existence of major potential in the market, shall solicit from "TESORO" to increment the minimum quantities of the annual purchases and depending of the answer and commercial capacity of "TESORO", the minimum quantity may be increased, or the exclusive character may be eliminated and/or the magnitude of the territory may be reduced. All of this shall have contractual validity when on each instance had been reduced to written form.

SEVENTH:     (OTHER CONSIDERATIONS) . -

(a).- Costs. - The costs of interning, distribution, promotion, advertising, local, state and governmental taxes, etc., etc., that arise within the territory defined as property of "TESORO", shall be of the exclusive responsibility of "TESORO". Under no circumstances shall they be shared with or transferred to "CASCADA",

(b).-Prices.-

In the same manner, the final price to the consumer, to the point of sale, commission to retailers, etc., etc., shall be defined by 'TESORO". "CASCADA" shall not be able to limit same (except suggestion, ) or restrict the activities of "'TESORO".

(c).- Result. - Having been defined the conditions, the results of the commercialization and distribution of

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the  Viscachani  products  within the  territories  agreed  upon with  "TESORO", whether, there are profits or loses, such will be to the benefit or loss of "TESORO".

(d). - Support. -

However, "CASCADA" hereby agrees to facilitate, without expense to "TESORO", all of the advertising materials that are available for the Bolivian market, amongst which are considered: TV spots, Samples of Posters, infomercials regarding the benefits of the Vicachani Water, to utilize them as a guide and for "TESORO" to incorporate same on its own diffusion activities.

(e).- Certification and Analysis.- Is "CASADA'S" exclusive responsibility, to provide in order, all of the documentation of exportation and the quality certificates that may be required in the territory agreed upon with "TESORO", which shall timely inform to "CASCADA"., of the different kinds of required certificates, so such may be incorporated to the export documentation.

(f).- Package description. - A package is defined as the commercial unit containing 12 bottles of 1/2 (half) liter, or hie commercial unit containing 6 bottles of 1 1/2 (One and Half) liter.

(g).- Validity.- This contract is granted with a validity of 10 (ten) years starting with the date of its execution, which may be renewed by mutual accord of the parties.

EIGHTH:   (MODE OF PAYMENT) . - For each order, the payment mode shall be by the aperture of Letters of Credit confirmed and irrevocable payable against the presentation of the shipping documents, apertured on a major bank.

Exceptionally, and depending of the quantities ordered, there may be other payment modes, without such constituting a habit. In any event, each time that "TESORO", requests a different form of payment, such request shall be analyzed by "CASCADA" and shall have validity only once.

NINTH:     CONFORMITY AND GOVERNING LAW . -

We, Jose Ezzidin Eid Montano and Ms. Angelina Torchio de Eid representing EMBOTELLADORA "LA CASCADA LTDA," and Omar Barrientos Gahona, representing TESORO CORPORATION, declare having read and understood all and each one of the clauses of the present contract expressing our absolute agreement with its contents, agreeing to resolve any divergence under the norms of the laws of the Republic of Bolivia, as proof we execute in 2 (two) counterparts of the same context and to the same effects of law on this the 30 day of Sep. 1993.

Translation, Not valid without original is Spanish.

ACCEPTED ONLY AS ACCURATE TRANSLATION. WITHOUT THE LEGAL VALIDITY OF THE ORIGINAL CONTRACT IN SPANISH. A COPY OF WHICH SHALL ALWAYS BE ATTACHED HERETO.

ACEPTADO SOLAMENTE COMO UNA TRADUCCION FIEL. NO TIENE LA VALDIEZ LEGAL DEL CONTRATO ORIGINAL ESPANOL UNA COPIA DEL CUAL DEBERA SER ACOMPANADA.

EMBOTELLADORA "LA CASCADA LTDA,"

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/s/ Jose Ezzidin Eid Montano                /s/ Angelina Torchio de Eid
General Manager                                 Co-General Manager

TESORO CORPORATION

/s/ Omar Barrientos
President

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